UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 29, 2012

A.P. PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Saginaw Drive Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 366-2626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of A.P. Pharma, Inc. (the “Company”) was held on Tuesday, May 29, 2012 at 8:30 a.m. local time at the Company’s headquarters pursuant to notice duly given, at which all of the following two proposals were presented and voted upon. Based on the votes cast in person and by proxy at the Annual Meeting, all of the following proposals were approved.

Proposal I: Election of directors. The following individuals were elected to the Company’s Board of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Paul Goddard, Ph.D.	114,134,193	262,687	16,616,139
John B. Whelan	114,118,062	278,818	16,616,139
Kevin C. Tang	114,097,135	299,745	16,616,139
Gregory Turnbull	114,104,337	292,543	16,616,139

Proposal II: To ratify the appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstain	Broker Non-Votes	Uncast
130,617,950	30,097	364,722	0	250

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.P. PHARMA, INC.

Date: May 30, 2012	By:	/s/ John B. Whelan
John B. Whelan
President and Chief Executive Officer